UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 6, 2008
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Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.
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(Exact name of Company as specified in its charter)

Delaware	001-15697	22-3542636
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(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647
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(Address of principal executive offices)

(201) 750-2646
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(Company’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 1.02	Termination of a Material Definitive Agreement
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01	Other Events

     In a Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on October 21, 2008 by Elite Pharmaceuticals, Inc., a Delaware corporation (the “Registrant” and such Form 8-K, the “Form 8-K”), the Registrant disclosed that the Audit Committee of its Board of Directors (the “Audit Committee”) became aware of certain reimbursements of expenses that were made by the Registrant to Bernard J. Berk, the President, Chief Executive Officer and Chairman of the Registrant’s Board of Directors, without the prior receipt by the Registrant from Mr. Berk of adequate substantiation of such expenses.

     Based upon the facts known to the Audit Committee as of the present date, the Registrant has taken various remedial measures to prevent the Registrant’s reimbursement of such expenses, including the following:

  The Audit Committee directed Mr. Berk to promptly deliver to the Registrant expense reports that substantiate the basis for each expense that was reimbursed to Mr. Berk, including the valid business purpose therefor. The Audit Committee received expense reports for a portion of the reimbursed expenses and, after review thereof, directed Mr.
  Berk to provide expense reports containing valid business purposes for the remainingsuch reimbursed expenses and set a deadline of 5 p.m. (EST) November 21, 2008 (the “Submission Deadline”) for such submissions. The Audit Committee will promptly review such expense reports for compliance with the Registrant’s expense reimbursement policy.
  The Audit Committee directed Mark Gittelman, the Registrant’s Chief Financial Officer, to implement check writing restrictions with the Registrant’s bank accounts that requires the signatures of both Mr. Gittelman and Chris Dick, the Registrant’s Chief Operating Officer, for all payments over $5,000.
  The Registrant commenced a review of its internal control and compliance policies and procedures, including (1) reviewing, expanding, and formalizing its policies related to all potential advances and/or extensions of credit to employees, executive officers and directors, including, without limitation, with respect to the use of the Registrant’s credit cards, and advances of any other kind; and (2) enhancing its training of employees, executive officers and directors regarding compliance with the letter and the spirit of the Registrant’s Code of Ethics.

     On November 6, 2008, the Registrant and Mr. Berk entered into a Separation Agreement and General Release (the “Separation Agreement”), which provides for, among other things, the termination of the Second Amended and Restated Employment Agreement, dated November 13, 2006, by and between the Registrant and Mr. Berk, as amended (the “Employment Agreement”), effective as of November 6, 2008 (the “Separation Date”). As of the Separation Date, Mr. Berk

voluntarily resigned as the Registrant’s President and Chief Executive Officer and also voluntarily resigned as the Chairman of the Board and as a member thereof.

     As consideration for a general release of the Registrant by Mr. Berk of all claims he has asserted, or may assert in the future, against the Registrant and in order to amicably resolve these matters without resorting to litigation in light of the Registrant’s current financial condition, the Registrant has agreed to (i) pay to Mr. Berk a severance payment of $34,000 less all applicable payroll or withholding taxes (the “Cash Severance Amount”), and (ii) charge to Mr. Berk, as additional income for taxation purposes, the aggregate amount of all reimbursed expenses paid to Mr. Berk which are determined by the Audit Committee not to be in compliance with the Registrant’s expense reimbursement policy. The Cash Severance Amount shall not be payable to Mr. Berk until the delivery to the Registrant by Mr. Berk of expense reports containing valid business purposes for all reimbursed expenses by the Submission Deadline. Any disputes between Mr. Berk and the Registrant as to the allowability of the items listed in the expense reports submitted by the Submission Deadline will be determined by an independent accounting firm selected by the Company and reasonably acceptable to Mr. Berk. In addition, the Registrant will provide Mr. Berk with a release of any claims known to the Registrant (or which should have been known by the Registrant based upon reasonable investigation).

     Pursuant to the Separation Agreement, Mr. Berk also agreed to customary negative covenants regarding confidentiality, return of corporate property and non-disparagement. The Registrant agreed to customary negative covenants regarding confidentiality of information relating to Mr. Berk (other than as may be required to be disclosed by applicable law or at the request of the SEC) and non-disparagement.

Item 9.01.    Financial Statements and Exhibits

a)	Not applicable.

b)	Not applicable.

c)	Not applicable.

d)	Exhibits

Exhibit No.	Exhibit

10.1	Separation Agreement and General Release of Claims, dated as of November 6, 2008, by and between the Registrant and Bernard J. Berk

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2008

ELITE PHARMACEUTICALS, INC.

By: /s/ Chris Dick
Chris Dick
Chief Operating Officer